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                                                                    EXHIBIT 99.5

PROLOGIS

EquiServe Trust  Company, N.A.
P.O. Box 43010
Providence, RI 02940-3010

Dividend Reinvestment and Share Purchase Plan Shareholder Authorization Form

                            NOTE: This is not a Proxy

    Please mark [X] the appropriate box to enroll or change your current Plan option. DO NOT RETURN THIS CARD UNLESS YOU HAVE SELECTED ONE OF THE FOLLOWING OPTIONS:

[ ] FULL DISTRIBUTION REINVESTMENT: I wish to reinvest cash distributions on all of my common shares (up to an aggregate total of 300,000 certificate, book and dividend reinvestment plan shares). I may also make optional cash payments.

[ ] PARTIAL DISTRIBUTION REINVESTMENT: I wish to receive cash distributions on _______ whole shares (this number must be less than the total of my certificate and book shares). Distributions on the remaining certificate and book shares and distributions on all my dividend reinvestment plan shares (up to an aggregate total of 300,000 certificate, book and dividend reinvestment plan shares) will be reinvested. I may also make optional cash payments.

[ ] CASH DISTRIBUTIONS: I wish to receive cash distributions on all of my common shares held in certificate and book form. I understand that the agent will reinvest the distributions on all of my dividend reinvestment plan shares (up to a total of 300,000 dividend reinvestment plan shares). I may also make optional cash payments.

            PLEASE MAKE YOUR CHECK PAYABLE TO "EQUISERVE - PROLOGIS."

If you have an address change, please mark the box to the right and indicate the change on the reverse side of this form. [ ]

---------------------------------------------------------   -------------------
Signature(s) of Registered Owner(s)- all registered                Date
owners MUST sign

                                Detach Card Here

        PLEASE READ CAREFULLY BEFORE SIGNING. TEAR ALONG PERFORATION AND
         RETURN THE TOP PORTION TO EQUISERVE IN THE ENVELOPE PROVIDED.
                  KEEP THE BOTTOM PORTION FOR YOUR REFERENCE.

                           INVESTMENT OPTIONS FOR THE
             PROLOGIS DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

FULL DISTRIBUTION REINVESTMENT - The distributions on all of your ProLogis shares held in certificate and book from and the distributions on all of your dividend reinvestment plan shares (up to an aggregate total of 300,000 certificate, book and dividend reinvestment plan shares) will be invested to purchase additional shares. You may also invest by making optional cash payments for at least $200 up to a maximum of $10,000 per month.

PARTIAL DISTRIBUTION REINVESTMENT - The distributions on less that all of your ProLogis shares held in certificate and book form may be reinvested in the Plan. For example, if you have a total of 300 shares held in certificate and book form and you want to receive cash distributions on 100 shares, check the "Partial Distributions Reinvestment" box and write 100 on the blank line (the specified number of whole shares must be less than the combined total of your certificate and book shares). Distributions on the remaining shares held in certificate and book form and distributions on all of your dividend reinvestment plan shares (up to an aggregate total of 300,000 certificate, book and dividend reinvestment plan shares) will automatically be invested to purchase additional shares. You may also invest by making optional cash payments for at least $200 up to a maximum of $10,000 per month.

CASH DISTRIBUTIONS - You may make optional cash payments for at least $200 up to a maximum of $10,000 per month without reinvesting distributions on your Prologis shares held in certificate and book form. Distributions on all of your dividend reinvestment plan shares (up to a total of 300,000 dividend reinvestment plan shares) will automatically be invested to purchase additional shares. The agent must receive optional cash payments by the optional cash payment due date as defined in the Plan prospectus.

QUESTIONS - If you have any questions, please write to ProLogis at EquiServe Trust Company, N.A., P.O. Box 43010, Providence, RI 02940-3010 or call toll free:(800)956-3378.

Your participation in the Plan is subject to the terms set forth the in the accompanying prospectus. You may terminate participation in the Plan at any time by notifying EquiServe.

DO NOT RETURN THIS FORM UNLESS YOU INTEND TO PARTICIPATE IN THE PLAN SINCE THIS FORM AUTHORIZES EQUISERVE TO ENROLL YOUR ACCOUNT IN THE PLAN. IF THIS FORM IS SIGNED BUT NO BOX IS CHECKED, OR IF THE PARTIAL DISTRIBUTION REINVESTMENT BOX IS CHECKED BUT A NUMBER OF SHARES IS NOT SPECIFIED, YOU WILL BE DEEMED TO HAVE SELECTED THE FULL DISTRIBUTION REINVESTMENT OPTION.